Exhibit 99.2

United Fire Group, Inc. Reports on Annual Shareholders’ Meeting

•	Directors Elections to and Retirement from the Board of Directors Announced

•	Promotions and New Officer Appointments Announced
CEDAR RAPIDS, IOWA, May 21, 2015 – United Fire Group, Inc. (NASDAQ: UFCS) announced today that four directors were elected to and one director retired from our 13-member board at the Annual Shareholders’ Meeting on May 20, 2015.
The following individuals were each elected as directors to serve three-year terms expiring in 2018: Christophe R. Drahozal, John M. Rounds Professor of Law and Associate Dean of Research and Faculty Development at the University of Kansas, Lawrence, Kansas; Jack B. Evans (Chairman), President of the Hall-Perrine Foundation, Cedar Rapids, Iowa; George D. Milligan, President of The Graham Group, Inc., Des Moines, Iowa; and Michael W. Phillips, founder and President of Investors' Actuarial Services, LLC, Timonium, Maryland.
Additionally, John A. Rife, retired President and Chief Executive Officer of United Fire & Casualty Company (1997 to 2007) and retired President of United Life Insurance Company (2000 to 2009), retired from the Board of Directors. Mr. Rife served on the Board of Directors from 1998 to 2015.
In other official business, our shareholders approved an amendment to United Fire Group, Inc.’s Articles of Incorporation to adopt majority voting in uncontested director elections, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, and passed an advisory resolution approving the compensation of our named executive officers as described in the proxy statement.
Promotions and New Officer Appointments
The Company is pleased to announce the following promotions and officer appointments, effective May 20, 2015:

Dawn M. Jaffray As announced on April 6, 2015, Dawn M. Jaffray was appointed Senior Vice President and Chief Financial Officer of United Fire Group, Inc. and its subsidiary companies.

Robert L. Rey Branch Manager, UFG Specialty Group, Robert L. Rey, was appointed Vice President of United Fire & Casualty Company. His new title will be Vice President, UFG Specialty Group.

John L. Austin

Underwriting Manager (Pennington, NJ Branch), John L. Austin, was appointed Assistant Vice President of United Fire & Casualty Company. His new title will be Assistant Vice President and Underwriting Manager.

Robert F. Cataldo
Senior Portfolio Manager, Robert F. Cataldo, was appointed Assistant Vice President of United Fire & Casualty Company. His new title will be Assistant Vice President and Senior Portfolio Manager.

Miguel A. Diaz

West Coast Marketing Manager, Miguel A. Diaz, was appointed Assistant Vice President of United Fire & Casualty Company. His new title will be Assistant Vice President and Marketing Manager.

Brandy M. Hoffmeier

Denver Regional Claims Manager, Brandy M. Hoffmeier, was appointed Assistant Vice President of United Fire & Casualty Company. Her new title will be Assistant Vice President and Regional Claims Manager.

Anita L. Novak

Director of Investor Relations, Anita L. Novak, was appointed Assistant Vice President of United Fire & Casualty Company. Her new title will be Assistant Vice President and Director of Investor Relations.

George J. Robben

Loss Control/Audit Manager, George J. Robben, was appointed Assistant Vice President of United Fire & Casualty Company. His new title will be Assistant Vice President and Regional Loss Control/Audit Manager.

Anthony G. Saylor

Midwest Regional Underwriting Manager, Anthony (Tony) G. Saylor, was appointed Assistant Vice President of United Fire & Casualty Company. His new title will be Assistant Vice President and Regional Underwriting Manager.

ABOUT UNITED FIRE GROUP, INC.: Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance and life insurance, and selling annuities.
Through our subsidiaries, we are licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and we are represented by approximately 1,200 independent agencies. The United Fire pooled group is rated “A” (Excellent) by A.M. Best Company.

Our subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,000 independent agencies and rated an “A-” (Excellent) by A.M. Best Company.
For more information about United Fire Group, Inc. visit www.unitedfiregroup.com.

CONTACT: Anita Novak, Director of Investor Relations, 319-399-5251 or alnovak@unitedfiregroup.com

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